Exhibit 10.1

TELZUIT MEDICAL TECHNOLOGIES, INC.

FLORIDA, USA

EMPLOYMENT AGREEMENT

THIS IS AN EMPLOYMENT AGREEMENT dated the 11th day of July, 2006, effective the 11th day of July, 2006 (“Effective Date”), by and between Telzuit Medical Technologies, Inc. (“Company”), a Florida corporation with its principal place of business in, Florida and Jerry Baiter (“Employee”).

WHEREAS, the Company wishes to assure itself of the services of Employee for the period provided in this Agreement, and Employee is willing to serve in the employ of the Company upon the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto hereby agree as follows:

I.	Employment. The Company hereby employs Employee, and Employee hereby accepts such employment by the Company, upon the terms and conditions herein provided.

II.	Position and Responsibilities. During the period of his employment hereunder, Employee agrees to serve as Chief Financial Officer (CFO) and to be responsible for the performance of all duties associated with this position as defined in the Company Personnel Manual as well as to perform such other duties as may be delegated to him from time to time by the Chief Executive Officer of the Company (CEO). Furthermore, Employee agrees to devote his full time to the faithful performance of his duties for the Company and to render service to the Company to the best of his ability, experience and talent to the reasonable satisfaction of the Company. Except as otherwise herein provided, Employee shall not engage in any other business or occupation without the Company’s written consent; provided, however, nothing contained herein shall prohibit Employee from making passive or personal investments for which the expenditure of time is not required. Employee acknowledges that he shall work at the Company Office designated by the CEO and shall travel, as reasonably required by the Company, to various offices of the Company as well as to offices of clients and vendors of the Company in connection with his employment. The Company may change or modify the position of Employee or his duties at any time during the term hereof, however, such changes shall not result in a change in Employee’s compensation as provided for herein.

III.	Term of Employment This agreement shall commence on the Effective Date and shall continue for a period of thirty-six (36) full calendar months thereafter (the primary term), unless sooner terminated, as provided in paragraphs VIII, IX, and X hereof. The primary term shall be automatically extended for one additional twelve (12) full calendar months (the extended term) unless either party gives notice to the other party not less than ninety (90) days prior to the expiration of the current term and any extended term that the contract is not going to be extended. in the event of such notice the contract shall expire upon the last day of said current term.

______________	______________
Employer	Employee

IV.	Professional Development Plan. The Employee shall seek continuing education and professional development opportunities consistent with required job skills necessary to manage and lead the Company toward established goals. The Company will assist the Employee in accordance with the current Company Personnel Manual Policies for employees holding positions and performing duties substantially similar to those performed by Employee

V.	Compensation. Except as otherwise provided herein, for all services rendered by Employee in any capacity during his employment under this Agreement, including, without limitation, services as an employee, executive, officer, director, or member of any committee of the Company, related companies or subsidiaries of the Company, commencing the Effective Date, the Company shall pay Employee a gross salary before taxes of one hundred fifty thousand dollars ($150,000) per annum, with a TBD% increase each year for the primary term and a TBD% increase for each year of the first extended term and all other extended terms as approved by the Board. Salary payments net of deductions for applicable taxes shall be payable in accordance with the Company’s normal pay practices which may be altered from time to time by Company.

A.	Overtime. It is expressly agreed that Employee’s duties shall during the term hereof be administrative and executive in nature and Employee and his position shall be exempt from the overtime provisions of the Fair Labor Standards Act and all other state and federal regulations

B.	Vacation and Sick Leave. Employee shall be entitled to sick leave and vacation time consistent with existing Company Personnel Manual policies. This period of vacation shall be cumulative, and in the event this Agreement is terminated, Employee shall be paid for all accrued but unused vacation time.

C.	Benefits. Company shall provide Employee with all fringe benefits normally provided to employees holding positions and performing duties substantially similar to those performed by Employee.

D.	Bonuses. Employee shall be eligible for a signing bonus, in the form of stock options of shares of the Company of One Million shares at a striking price of $0.50USD, granted at this date by the Board of Directors, exercisable for ten years@ the Exercise Price of $0.50, subject to the vesting of said option .25% as of the Effective date and 25% at each anniversary date thereof. Vesting will fail, if for any reason Employee shall not be an existing employee on such vesting dates, unless (1) the Employee shall have been wrongfully terminated by the Company prior thereto or (2) subject to Section IX below, the Employee is terminated due to Change in Control. If an event of Change of Control occurs as defined in Section XVII below, all options will vest immediately. The options will expire after 10 years from the date of signing of this agreement

______________	______________
Employer	Employee

E.	Automobiles. The Employee acknowledges that it is Company policy not to provide Company vehicles to employees. However, Company does provide reimbursement for vehicle expenses incurred by any Employee on behalf of Company in accordance with the reimbursement rates set out in the Company Personnel Manual. In addition, Company will provide Executive Level Employees as defined in the Company Personnel Manual a monthly allowance to compensate Employee for wear and tear on his automobile when used on behalf of the Company. Employee further acknowledges that if he/she accepts this allowance it will be reported as income to the Employee on their W2.

F.	Expenses. The Company shall pay directly, the following expenses incurred by the Employee in and pertaining to the course of his employment if first determined by the Company to be ordinary and necessary expenses of the Company:

1.	Business related - Employee’s license fees, membership dues in trade associations, subscriptions to trade journals and such other items as the Company may determine as being ordinary and necessary business expenses of the Company.

2.	Entertainment — From time to time Employee shall be expected to entertain for the benefit of the Company and his own professional acceptance and success in the Community. Such entertainment shall be one of the requirements of the Employee’s employment hereunder and the expenses incurred by him in connection therewith shall be borne by the Company in an amount not to exceed those sums, per occasion, as defined in the Company Personnel Manual.

3.	Meetings, Conventions and Seminars — Employee, as a condition of employment hereunder, may be required by Company to attend professional meetings, conventions or trade seminars. The expenses incurred by Employee in connection therewith such as travel, room, board and registration fees shall be borne by the Company in an amount not to exceed the sums as defined in the Company Personnel Manual.

4.	Method of payment — company shall provide Employee the means to pay for the above expenses in accordance with the policies defined in the Company Personnel Manual.

______________	______________
Employer	Employee

VI.	Reimbursement of disallowed Compensation and Expenses. In the event any compensation or reimbursement of expenses paid to Employee or expenses for Employee shall upon audit or other examination of the income tax returns of the Company, be determined not to be an allowed deduction from the gross income of the Company, and such determination shall be accepted by the Company or shall be rendered final by the appropriate state or federal taxing authority or by a judgment of a court of competent jurisdiction and no appeal shall be taken there from or the applicable period for filing notice of appeal shall have expired, then, in such event, Employee will repay to the Company the amount of disallowed compensation or expenses or both within ninety (90) days of receipt of notice by the Employee of such amount. The Company may not waive this duty of repayment. In the event the Company has not been fully repaid by the Employee within said ninety (90) day period, the Company shall have the right to withhold the unpaid amount from future salary payments in one or more installments, until the amount allowed to the Company has been recovered in full.

VII.	Illness or Incapacity. If Employee becomes unable to devote his required time to the business of the Company because of illness or incapacity during the term of this Agreement, then during such period of illness or incapacity, his salary shall be 100% of his monthly Basic Salary for the first six (6) months. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or a related cause and commences less than two (2) months from the ending of the previous period of disability.

VIII.	Death as Termination of Employment.

A.	Any sums due the Employee under this Agreement shall be paid to the Employee’s beneficiary at the next normal pay period after the date of Employee’s death.

B.	Any sums due the Employee under the Company’s Profit Sharing Plan shall be paid to the Employee’s beneficiary as provided by the terms of the Plan.

C.	After receiving the payments provided for in this Section, the Employee’s surviving spouse and/or his estate shall have no further rights under this Agreement.

IX.	Termination for Cause. The Company may terminate this Agreement at any time, without further obligation or liability to the Executive, in the event the Company determines in good faith by majority vote of the entire Board of Directors then in office that (each a termination for “cause”):

(1) The Executive is permanently disabled. For purposes of this Agreement, Executive may be deemed permanently disabled when so conceded by Executive or so certified by a physician selected by Executive or his legal representative, on the one hand, or by the Company, on the other, and such certificate is delivered to the other party. In the event that within 10 days after delivery of such certificate the other party should, by written notice to the other

______________	______________
Employer	Employee

party, contest the finding of disability, the parties agree to submit the determination of permanent disability to another physician acceptable to both parties, or if a physician cannot be agreed upon, a physician designated by the Dean of Mount Sinai Medical School;

(2) The Executive is negligent in the performance of his duties;

(3) The Executive is convicted of a violation of any State or Federal law and is fined Ten Thousand Dollars ($10,000) or more or sentenced to prison or jail for a term of one year or more; or

(4) The Executive commits any material violation of this Agreement which violation is not cured within 30 days after notice of such violation is given to the Executive by the Board of Directors of Company.

a. Other Events of Termination.

(1) This Agreement shall terminate at the expiration of the Term.

(2) This Agreement shall terminate at any time by agreement in writing by the Company and the Executive.

(3) This Agreement shall terminate upon the death of the Executive, in which case his heirs and beneficiaries shall be entitled to all accrued but unpaid compensation hereunder.

b. Termination Following Change in Control. If a Change in Control of the Company as defined in Section XVII shall have occurred while the Executive is still an employee of the Company, the Executive shall be entitled to the compensation provided in Section V upon the subsequent termination of the Executive’s employment with the Company by the Company or by the Executive, unless such termination is a result of (i) the Executive’s death; (ii) the Executive’s termination by the Company for cause (as more fully described in Section 6(1)); or (iii) the Executive’s decision to terminate his employment with the Company other than for Good Reason as defined below.

c. Date of Termination. “Date of Termination” shall mean (i) if this Agreement is terminated by the Company pursuant to Section IX (c)(ii) above, thirty (30) days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive’s duties on a full-time basis during such thirty (30) day period), (ii) if the Executive’s employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given, provided that if within thirty (30) days after any Notice of Termination is given to the Executive by the Company, the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal

______________	______________
Employer	Employee

therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Executive, the date on which the Executive delivers Notice of Termination to the Company.

X.	Compensation in the Event of Termination. (a) In the event Executive is terminated for cause or (b) the Executive terminates this Agreement, other than in the event of a Change of Control, Executive shall be entitled to, and shall receive, no compensation excepting only such of the base compensation set forth in Section V above as shall be accrued to the date of termination. In the event that the Executive’s employment with the Company is terminated as provided in Section IX(c), then the Company shall:

i. subject to Sections XI and XII below, pay to the Executive as severance payment in a lump sum in cash, on the fifth day following the Date of Termination, an amount equal to the amounts in cash that would be due to the executive for the remaining term of the contract as defined in Section III the “Executive’s Severance Cash Benefit”).

ii. arrange to provide the Executive for two years (or such shorter period as Executive may elect) with disability, life, accident and health insurance substantially similar to those insurance benefits which Executive is receiving immediately prior to the Notice of Termination (including coverage for dependents at the same per person cost as the Executive is then paying). Benefits otherwise receivable by Executive pursuant to this Section IX(b) shall be reduced to the extent comparable benefits are actually received by the Executive during such two (2) year period following his termination (or such shorter period elected by the Executive), and any such benefits actually received by Executive shall be reported by him to the Company.

XI.	Reduction in Benefits for “Parachute Payment”. Notwithstanding anything contained in this Agreement to the contrary, in the event that the payments under Section IX of this Agreement to the Executive, either alone or together with other payments the Executive has a right to receive from the Company, would not be deductible (in whole or in part) by the Company as a result of such payments constituting a “parachute payment” (as defined in Section 280G of the Internal Revenue Code, as amended (the “Code”)), such payments shall be reduced to the largest amount as will result in no portion of the payments under Section IX not being fully deductible by the Company as the result of Section 280G of the Code. The determination of any reduction in the payments under Section IX pursuant to the foregoing sentence shall be made exclusively by certified independent public accountants as may be serving as the Company’s principal auditors immediately prior to the Effective Date (the “Auditors”) (whose fees and expenses shall be borne by the Company), and such determination shall be conclusive and binding on the Company and the Executive.

______________	______________
Employer	Employee

XII.	Reduction of Severance Cash Benefit in Certain Other Circumstances. Notwithstanding anything contained in this Agreement to the contrary, in the event that on the Effective Date the Company’s Aggregate Severance Liability (as defined below) exceeds 5% of the Company’s Market Capitalization (as defined below), the Executive’s Severance Cash Benefit shall be reduced to the product of (a) 5% of the Company’s Market Capitalization and (b) a fraction (x) the numerator of which shall be the Executive’s Severance Cash Benefit as of the Effective Date and (y) the denominator of which shall be the Company’s Aggregate Severance Liability. The determination of any reduction in the Executive’s Severance Cash Benefits pursuant to this Section XII shall be made exclusively by the Auditors (whose fees and expenses shall be borne by the Company), and such determination shall be conclusive and binding on the Company and the Executive.

XIII.	Return of Records. On termination of employment, Employee shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in Employee’s possession or under his control and that are the property of the Company or relate to the Employment or to the business of the Company.

XIV.	Life Insurance. Inasmuch as the services of employee are important to the success or failure of the Company, the Company may, by its sole discretion, purchase disability insurance or insurance on the life of the Employee during the term hereof in such amounts, as Company shall determine appropriate. The Company shall own such insurance, the Company shall be the sole beneficiary, and all premiums therefore shall be paid by the Company. The Employee agrees to cooperate with the reasonable requirements of the Company and/or its insurance carriers as necessary to obtain such insurance, including submitting to any and all necessary medical examinations.

XV.	NON Compete & NON Disclosure. Upon signing of this agreement Employee agrees to be bound by the terms and conditions of the Company’s NON-COMPETE & NON-DISCLOSURE EMPLOYMENT AGREEMENT which agreement Employee agrees to sign as a condition of his employment by the Company. The Compensation clauses contained in that Agreement are hereby acknowledged to be a partial reiteration of the Salary and other Compensation clauses contained in this agreement and not to be construed as additional Compensation to be paid by Company to Employee.

XVI.	Waiver. The waiver by either party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver or any subsequent breach by either party hereto.

______________	______________
Employer	Employee

XVII.	Costs of Enforcement. In the event either party initiates action to enforce his or its rights hereunder, the substantially prevailing party shall recover from the non-prevailing party its reasonable expenses, court costs and reasonable attorneys’ fees, whether suit be brought or not. As used herein, expenses, court costs and attorneys’ fees include, without limitation, expenses, court costs and attorneys’ fees incurred in an appellate proceeding. All such expenses shall bear; interest at the highest rate allowable under the laws of the State of Florida from the date the prevailing party pays such expenses until the date the non-prevailing party repays such expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph. Further, the Court of proper jurisdiction in Orange County, Florida shall be the proper forum and venue.

XVIII.	Change in Control. A “Change in Control” of the Company shall mean the occurrence during the term of the Employment Agreement of any one of the following events:

i. An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (B) the Company or its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

ii. The individuals who, as of the date this Agreement is approved by the Board of Directors, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

______________	______________
Employer	Employee

iii. Approval by stockholders of the Company of:

A. A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction”. A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

1. the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

2. the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

3. no Person other than (a) the Company, (b) any Subsidiary, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (d) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities), has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

B. A complete liquidation or dissolution of the Company; or

C. An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the

______________	______________
Employer	Employee

Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

b. Effective Date. “Effective Date” shall mean the date on which a Change in Control is effectuated.

c. Good Reason. The Executive’s termination of employment with the Company shall be deemed for “Good Reason” if it occurs within six (6) months of any of the following without the Executive’s express written consent:

i. the assignment to the Executive by the Company of duties inconsistent with, or a substantial alteration in the nature or status of, Executive’s responsibilities immediately prior to a Change in Control of the Company other than any such alteration primarily attributable to the fact that the Company’s securities are no longer publicly traded;

ii. a reduction by the Company in the Executive’s Cash Compensation (as defined in Section 21(a) above) as in effect on the date of a Change in Control of the Company or as in effect thereafter if such Cash Compensation has been increased during the Term of this Agreement;

iii. any failure by the Company to continue in effect without substantial change any compensation, incentive, welfare or benefit plan or arrangement, as well as any plan or arrangement whereby the Executive may acquire securities of the Company, in which the Executive is participating at the time of a Change in Control of the Company (or any other plans, currently in effect or hereafter adopted by the Company, providing the Executive with substantially similar benefits) (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company which would adversely affect the Executive’s participation in or materially reduce the Executive’s benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company unless an equitable substitute arrangement (embodied in an ongoing substitute or alternative Benefit Plan) has been made for the benefit of the Executive with respect to the Benefit Plan in question. For purposes of the foregoing, Benefit Plans shall include, but not be limited to, the 1993 Stock Option Plan, the 1997 Equity Incentive Plan, as amended, or any other plan or arrangement to receive and exercise stock options or stock appreciation rights, supplemental pension plan, insured medical reimbursement plan, automobile benefits, executive financial planning, group life insurance plan, personal catastrophe liability insurance, medical, dental, accident and disability plans;

iv. relocation to any place more than 100 miles from the office regularly occupied by the Executive, except for required travel by the Executive on the Company’s business to an extent substantially consistent with the Executive’s business travel obligations at the time of a Change in Control;

______________	______________
Employer	Employee

v. any material breach by the Company of any provision of this Agreement;

vi. any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

vii. any purported termination of the Executive’s employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 15 below, and for purposes of this Agreement, no such purported termination shall be effective.

d. “The Company’s Aggregate Severance Liability,” as used herein, shall mean an amount (determined by the Auditors) equal to the aggregate of the Severance Cash Benefits payable to all employees of the Company party to written severance benefit agreements an the Effective Date, calculated as of the Effective Date instead of as of the dates of termination of such employees and in each case reduced by the applicable “parachute payment” reduction, if any, described in Section 8 hereof.

e. “The Company’s Market Capitalization,” as used herein, shall mean the sum of: (i) the product of (a) the total number of shares of common stock of the Company (the “Common Stock”) outstanding as of the Effective Date and (b) the last reported sale price on the Nasdaq Stock Market (or other market or exchange where the Common Stock is principally traded) of one share of Common Stock on the Effective Date; plus (ii) the products of (a) the total number of shares of each class of preferred stock of the Company (the “Preferred Stock”) outstanding on the Effective Date and (b) the liquidation value of one share of such class of Preferred Stock; plus (iii) the aggregate amount of outstanding indebtedness for borrowed money of the Company on the Effective Date; plus (iv) the aggregate amount of short and long-term liabilities of the discontinued operations of the Company as reflected on the Company’s most recently prepared quarterly balance sheet.

f. “The Executive’s Severance Cash Benefit as of the Effective Date,” as used herein, shall 7 Employee mean an amount (determined by the Auditors) equal to the Executive’s Severance Cash Benefit calculated as of the Effective Date rather than as of the Date of Termination, which calculation shall include the “parachute payment” reduction, if any, which would be made pursuant to Section 8 hereof.

XIX.	Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Employee and his heirs and legal representatives. This Agreement is personal as to Employee and may not be assigned by Employee. The Company without the prior consent of Employee may assign this Agreement.

______________	______________
Employer	Employee

XX.	Governing Law & Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The invalidity or unenforceability of a particular provision of this Agreement shall not effect the other provisions hereto, and this Agreement shall be construed in all respect as if such invalid or unenforceable provisions were omitted.

XXI.	Amendment and Complete Agreement. This Agreement may be amended in whole or part at any time and from time to time but only in writing signed by both parties. This Agreement contains the entire understanding of the parties relating to the employment of the Employee by the Company. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except as are specifically set forth herein, and each party acknowledges that he/she has relied on his own judgment in entering into this agreement. The parties further acknowledge that statements or representations that may have been made heretofore by either of them to the other are void and of no force and effect to the extent that they are not incorporated herein.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day & year written above.

By:	By:
Employer	Employee

STATE OF FLORIDA COUNTY OF	STATE OF FLORIDA COUNTY OF

PERSONALLY appeared before me, the undersigned authority in and for the county and state aforesaid, the within named , who acknowledged to me that he is of TelZuit Technologies, Inc, and who acknowledged that he signed and delivered the above and foregoing instrument on the date and year therein mentioned, for and on behalf of said corporation after first having been duly authorized so to do. GIVEN under my hand and official seal of office on this the day of , 20 .	PERSONALLY came and appeared before me, the undersigned in and for the jurisdiction aforesaid, the within named . In the above and foregoing instrument of writing, who acknowledged to me that he/she signed and delivered the above foregoing instrument of writing on the day and In the year and for the purposes therein mentioned. GIVEN under my hand and official seal of office on this the day of , 20 .

NOTARY PUBLIC	NOTARY PUBLIC
MY COMMISSION EXPIRES:	MY COMMISSION EXPIRES:

______________	______________
Employer	Employee